CONVERTIBLE SECURED REVOLVING CREDIT LINE AGREEMENT

      THIS CONVERTIBLE SECURED REVOLVING CREDIT LINE AGREEMENT (“Agreement”) is made, entered into and effective as of the 10th day of May, 2010 (“Effective Date”) by and among Sun Home Services, Inc, a Michigan Corporation, (“Borrower”), Sun Communities Inc., a Maryland Corporation, (“Guarantor”) and 21st Mortgage Corporation, a Delaware Corporation, (“Lender”).

I.  Definitions

In addition to other words or terms defined herein, the following words and terms shall have the following meanings:

1.1           “Aggregate Loan Balance” shall mean the aggregate outstanding principal amount of all Disbursements made under this Agreement, secured by the Collateral.

1.2           “Assignment of Rents” shall mean a collateral assignment of rents and leases covering the Secured Rental Units.

1.3           “Collateral” shall mean the Secured Rental Units, the titles to each of the Secured Rental Units titled in Borrower’s name and free and clear of any liens and encumbrances; and an Assignment of Rents and all proceeds of any of the foregoing (including proceeds in the form of goods, accounts, chattel paper, documents, instruments, deposit accounts and/or general intangibles).

1.4           “Conversion Date” shall mean May 1, 2015.

1.5           “Disbursement” shall mean a cash advance made by Lender under the terms of this Agreement.

1.6           “Loan Documents” shall mean this Agreement, which includes a Power of Attorney, a Promissory Note in the form attached as Exhibit A, the Assignment of Rents and Leases attached as Exhibit B, the Collateral Pledge Agreement attached as Exhibit C,  the documents and instruments evidencing Lender’s security interests in the Collateral and all such other documents as the Lender may reasonably require from time to time to effectuate the intent of this Agreement, together with all renewals, extensions and modifications thereto.

1.7           “Maturity Date” shall mean May 1, 2020.

1.8           “NADA Base Value” shall mean the Base Structure Value of a Home in Average Condition of similar year, make, model and equipment as listed in an N.A.D.A. Guide published by the NADA Appraisal Guides Company for used manufactured homes, provided that, for purposes of determining such valuation, any optional equipment shall be excluded and there shall be no deduction from or reduction in such valuation for any damage or casualty that has been repaired.

1.9           “Post-Conversion Rate” shall mean a fixed rate of 5.15% over the 5-year U.S. Treasury rate in effect on the Conversion date.

1.10         “Pre-Conversion Rate” shall mean a floating rate of Prime plus Two Percent (2%) as in effect on the first business day of the month, with a minimum rate of 5.5% and a maximum rate of 9%.

1.11         “Prime” shall mean the rate per annum equal to the prime rate published in the Wall Street Journal (or other authoritative source agreed upon by the Borrower and the Lender), adjusted the first day of each calendar month.

1.12         “Secured Rental Units” shall mean Borrower’s inventory held for sale, lease or rent that is at any time pledged by Borrower to Lender as security for the Aggregate Loan Balance wherever located, in Borrower now or hereafter has rights, including but not limited to, installed or related appliances or products therein; and all present and future attachments, accessories and accessions thereto; and all spare parts, replacements, substitutions and exchanges therefore.  Eligible inventory or rental units shall be held in the name of Borrower as evident on a certificate of title and free of any encumbrances.  Borrower will remit each title to Lender along with the pledge form as each unit is pledged and becomes a Secured Rental Unit.

1.13         “Total Loan Commitment” shall mean $20,000,000.00.

1.14         “Unit Balance” shall mean the portion of the Aggregate Loan Balance that is attributable to a specific Secured Rental Unit.  At any time, the sum of the Unit Balances for all Secured Rental Units shall equal the Aggregate Loan Balance.

II. Convertible Secured Revolving Credit Line

2.1           In General.    Subject to the terms of this Agreement, Lender hereby establishes a convertible secured line of credit in favor of the Borrower (the “Credit Line”) under which Lender will extend credit to the Borrower from time to time until the Conversion Date, by way of Disbursements pursuant to the terms of this Agreement. Each Disbursement shall be in such amount as the Borrower may request, but the Aggregate Loan Balance shall not exceed the Total Loan Commitment. Subject to the terms and conditions of this Agreement, the Borrower may request Disbursements as provided for under this Agreement from the date hereof until the Conversion Date.  The Borrower may borrow, prepay and re-borrow amounts until the Conversion Date.

2.2           Security.    The Credit Line and all Disbursements and other extensions of credit shall be secured by the Secured Rental Units, and an Assignment of Rents and all proceeds of any of the foregoing (including proceeds in the form of goods, accounts, chattel paper, documents, instruments, deposit accounts and/or general intangibles).

2.3           Lender’s Required Security.    At all times, the total value of the Secured Rental Units pledged by Borrower under this Agreement as security for repayment of the Aggregate Loan Balance must be equal to or greater than 200% of the Aggregate Loan Balance.  The value of the Secured Rental Units shall be determined as set forth in Section 2.4 of this Agreement.  In the event Borrower submits a request for Disbursement and the value of the Secured Rental Units is less than 200% of the amount of the Disbursement request plus the current Aggregate Loan Balance, then Borrower shall pledge additional Secured Rental Units to Lender so that the Lender’s required minimum security position of 200% is maintained.  The pledge by Borrower of Secured Rental Units shall be evidenced by the Pledge Agreement attached as Exhibit C and as amended from time to time when Borrower is required to pledge additional Secured Rental Units or when Lender is required to release certain Secured Rental Units pursuant to the terms of this Agreement. Lender will provide a copy of Exhibit C to Borrower upon request.

2.4           Valuation of Secured Rental Units.    The value of a Secured Rental Unit shall be Borrower’s net book value, provided it does not exceed 125% of NADA Base Value.  Any disagreement regarding the value of a Secured Rental Unit shall be resolved by Lender, in its reasonable discretion.  Lender may accept or reject any Secured Rental Unit proposed as Collateral by Borrower in its sole and absolute discretion.

2.5            Requests for Disbursements.    For all Disbursement requests, the Borrower shall give Lender at least seven (7) business day's notice of the Borrower's Disbursement request in a form acceptable to Lender along with a list of the Collateral to be pledged in the form of Exhibit C.  Unless otherwise directed in writing by the Borrower, all Disbursements shall be wired directly to Borrower’s account.

2.6           Interest; Repayment of Loans.    Prior to the Conversion Date, Borrower agrees to pay interest monthly on the outstanding principal balance of the Aggregate Loan Balance at the Pre-Conversion Rate.  The Borrower agrees to make monthly payments to the Lender of all accrued interest on the Aggregate Loan Balance on the first (1st) day of each month until the Conversion Date.  Payments shall be made in United States money at the Lender's address or at such other place as the Lender designates by written notice to the Borrower. The Lender’s records evidencing the dates of Disbursement and the Aggregate Loan Balance and the amounts of all repayments of principal and payments of interest on the Aggregate Loan Balance shall constitute prima facie evidence of the making and repayment of the Aggregate Loan Balance and of the payment of such interest. However, the Lender's making of erroneous notations in its records shall not affect the Borrower's obligation to repay the Aggregate Loan Balance and accrued interest thereon, as provided in this Agreement.

2.7           Conversion of Loan to Term Loan.    Commencing on the Conversion Date, Lender will cease making Disbursements under this Agreement and the Aggregate Loan Balance will be converted to a ten (10) year amortizing term loan to be fully repaid on or before the Maturity Date, along with interest on the Aggregate Loan Balance at the Post-Conversion Rate, and shall be due and payable as follows:

(a)  Fifty-nine (59) consecutive monthly payments of principal and interest shall be due and payable on the first (1st) day of each month commencing the month next following the Conversion Date. Such monthly payment amount shall be adjusted when required under Section 2.10.

(b) The entire unpaid Aggregate Loan Balance and all accrued, unpaid interest and other charges shall be due and payable in full on the Maturity Date, or such earlier date following acceleration by Lender pursuant to this Agreement or the Loan Documents.  Borrower may prepay in whole or in part at any time.

Except as set out in Section 2.9 below, all Collateral securing the Aggregate Loan Balance will be retained by Lender as security against the Aggregate Loan Balance until the Aggregate Loan Balance is repaid in full by Borrower.

2.8           Late Fee.  If any payment under this Agreement is not made within ten (10) days of the payment due date, the Borrower will pay to the Lender a late charge in respect of that payment, in the amount of 7.5% of the overdue payment.

2.9           Sale of Secured Rental Units; Required Release Payments.

(a) Upon the sale, transfer or assignment of a Secured Rental Unit or when a tenant accumulates 15% equity, credit, discount/reduction or the like pursuant to any lease, option to purchase agreement or similar agreement with respect to a Secured Rental Unit (each a “Trigger Event”), Borrower will pay to Lender a principal reduction payment equal to the current Unit Balance of the Secured Rental Unit that is effected by the Trigger Event (“Release Payment”).  Upon the payment of a Release Payment, Lender shall amend Exhibit C and shall do all things necessary to release the Secured Rental Unit as Collateral.

(b)  Release Payments shall be due and payable immediately upon the occurrence of a Trigger Event; provided, however, prior to the Conversion Date and so long as no Event of Default has occurred and is continuing, Lender agrees to allow Borrower to pay the Release Payment to Lender on the following Friday by 4:00pm E.S.T.  Additionally, prior to the Conversion Date, the amount of any equity, credit, discount/reduction or the like that a tenant may accumulate pursuant to a Manufactured Home Option to Purchase Agreement (“Purchase Agreement”) shall not constitute equity for purposes of this Section 2.9, so long as the applicable Purchase Agreement states that the tenant has no equity in the Secured Rental Unit until the option to purchase is exercised, provided, however, if the option to purchase is exercised by a tenant and the tenant purchases the Secured Rental Unit from Borrower, Borrower must pay the Release Payment to Lender.

2.10         Adjustment of Unit Balance; Re-amortization.  After the Conversion Date, upon the occurrence of any principal payment by Borrower, other than a Release Payment, the Unit Balance of all Secured Rental Units shall be reduced pro rata in the amount of the principal payment and Exhibit C shall be amended accordingly.  [For example, if the

Aggregate Loan Balance is $1,000,000, and Borrower makes a principal payment of $100,000, then each Unit Balance shall be reduced by 10%.]  After the Conversion Date, and after application of any principal payment, including a Release Payment, and adjustment of the Unit Balances as described in the previous sentence, if applicable, the Aggregate Loan Balance shall be re-amortized over the remaining term and the monthly payment amount will be adjusted accordingly.

2.11         Evidence of Indebtedness; Loan Documents.    The Credit Line is or is to be evidenced and/or secured by the Loan Documents.  The Borrower's obligations to pay, observe and perform all indebtedness, liabilities, covenants and other obligations on the part of the Borrower to be paid, observed and performed under this Agreement and the other Loan Documents are herein collectively called the “Obligations”.

III. Conditions of Lending

3.1           First Loan or Other Extension of Credit.    The obligation of the Lender to make the first Disbursement under this Agreement is subject to the satisfaction of all of the following conditions on or before the date on which the Lender shall grant such Disbursement:

(a)           the Lender shall have received fully executed originals of all of the Loan Documents;

(b)           the Borrower shall consent to Lender filing a UCC Financing Statement against Borrower securing the Collateral and shall provide Lender with titles to each Secured Rental Unit, free and clear of any liens and encumbrances.

(c)           evidence of insurance on the Collateral.

3.2           Certain Other Events.    The Borrower shall have paid to the Lender all fees and other charges required to have been paid in accordance with the terms of the Loan Documents.  All representations and warranties contained in Article III shall be true. No event shall have occurred and be continuing that (i) constitutes an Event of Default, or (ii) with the giving of notice or passage of time, or both, would constitute an Event of Default. No material adverse change shall have occurred in the financial condition of the Borrower or any guarantor since the date of the most recent of the Borrower's and Guarantor's financial statements submitted to the Lender. No material adverse change shall have occurred in the physical condition of the Borrower's assets since the date of this Agreement. All legal matters incidental to the closing shall be satisfactory to legal counsel for the Lender.

3.3           Subsequent Disbursements or Extensions of Credit.    The obligation of the Lender to make the second or any subsequent Disbursements or other extension of credit is subject to (i) the prior satisfaction of all conditions stated above in Sections 3.1 and 3.2 prior to the first Loan, (ii) the delivery to the Lender of such additional Loan Documents as may have been reasonably requested by the Lender in respect to such subsequent Disbursement or other extension of credit including, but not limited to, such documentation as may be required under Section 2 of this Agreement related to the Collateral.

IV. Representations and Warranties

To induce the Lender to make the Total Loan Commitment available to the Borrower, the Borrower makes the following representations and warranties to the Lender, which representations and warranties shall survive the execution of this Agreement and continue so long as the Borrower is indebted to the Lender under the Loan Documents, and until payment in full of the Loans:

4.1           Organization.    The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the lawful power to own its properties and to engage in the business it conducts.

4.2           No Breach.    The execution and performance of the Loan Documents will not immediately, or with the passage of time or the giving of notice, or both: (a) violate any law or result in a default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its property is bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance on, any of the assets of the Borrower, except in favor of the Lender.

4.3           Authorization.    The Borrower has the power and authority to incur and perform the Obligations, and the Borrower has taken all corporate, partnership, or other action necessary to authorize the execution and delivery of the Loan Documents and its incurring of the Obligations.

4.4           Validity.    This Agreement is, and the remainder of the Loan Documents when delivered will be, legal, valid, binding, and enforceable in accordance with their respective terms.

4.5           Financial Statements.    All financial statements heretofore given by the Borrower to the Lender, including any schedules and notes pertaining thereto, were prepared in accordance with generally accepted accounting principles, consistently applied, (“GAAP”) and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and as of the date of this Agreement there have been no material adverse changes in the financial condition or business of the Borrower from the date of the most recent financial statements given to the Lender.

4.6           Taxes.    Except as otherwise permitted by this Agreement, to the best of Borrower’s knowledge, the Borrower has filed all tax returns it was required by law to have filed prior to the date of this Agreement, has paid or caused to be paid all taxes, assessments, and other governmental charges that were due and payable prior to the date of this Agreement, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable, and the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books.

4.7           Compliance with Law.    Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower, the Borrower has complied with all applicable laws in respect of: (1) restrictions, specifications, or other requirements pertaining to products that the Borrower sells or to the services it performs; (2) the conduct of its business; and (3) the use, maintenance, and operation of its properties.

4.8           Statements and Omissions.    No representation or warranty by the Borrower contained in this Agreement or in any certificate or other document furnished by the Borrower pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

4.9           No Pending Actions.    There is no pending or threatened litigation affecting the Borrower or any Collateral that may have a material adverse effect on the business of the Borrower or the Collateral.

4.10           Borrower is a Dealer of Manufactured Housing.    The manufactured homes referred to as Secured Rental Units in this Loan Agreement and that serve as security for this Loan Agreement are and shall continue to be held by Borrower as inventory for sale or lease.  Borrower is a dealer of (and where required by state law, is licensed as such) and is in the business of selling and leasing manufactured homes of the kind described herein.

V. Affirmative Covenants

For so long as the Total Loan Commitment or any of the Obligations remains outstanding, the Borrower will, unless otherwise permitted by the Lender in writing:

5.1           Payments.    Punctually pay when due all sums which may be due under the Loan Documents.

5.2           Accounting Records.    Maintain accurate and proper accounting records and books in accordance with GAAP, and provide the Lender with access to such books and accounting records at the Lender's request during the Lender's normal business hours.

5.3           Financial Reporting.    The Borrower will provide the Lender with unaudited quarterly financial statements within 90 days of the end of each calendar quarter ending prior to all of Borrower’s obligations to Lender under this Agreement and the Note being paid in full.

5.4           Existence.    If the Borrower is a Legal Entity, preserve and maintain the Borrower's legal existence and timely file all necessary and appropriate documents and exhibits and pay all appropriate fees and charges in connection therewith.

5.5           Observance of Laws.    Conduct the Borrower's business activities in an orderly, efficient and regular manner and comply with all requirements of all applicable state, federal and local laws, rules and regulations, unless the failure to so comply will not have a material adverse effect on Borrower’s business.

5.6           Insurance.    Maintain and keep in force insurance of the types and in such amounts as are reasonably satisfactory to the Lender, and in no event less than amounts customarily carried in lines of business similar to the Borrower's, including but not limited to, property and casualty, commercial general liability and workers' compensation insurance, and provide the Lender with a schedule or schedules or certificates of insurance from time to time setting forth all insurance then in effect along with copies of all such policies. If real or personal properties are given to secure the Obligations or any guaranty given in support of the Obligations, such properties shall be covered by property and casualty insurance reasonably acceptable to the Lender, and such policies shall contain a mortgagee's clause and/or lender's loss payable endorsements and shall require 30 days' prior written notice to the Lender of any cancellation or material change in coverage.

5.7           Facilities.    Keep the Collateral in a good state of repair and condition, make all necessary repairs, renewals and replacements thereto from time to time so that such Collateral shall be fully and efficiently preserved and maintained, keep such Collateral free and clear of all liens, charges or encumbrances except those consented to by the Lender in writing and permit the Lender's authorized representatives to make reasonable inspections of the Collateral upon prior notice to Borrower during normal business hours.

5.8           Taxes and Other Liabilities.    Pay and discharge when due all of the Borrower's indebtedness, obligations, assessments and taxes, except such as the Borrower may in good faith contest or as to which a bona fide dispute may exist, provided that the Borrower has provided evidence satisfactory to the Lender regarding the Borrower's ability to pay the disputed items in the event they are determined to be justly due.

5.9           Notice to the Lender.    Promptly give notice to the Lender of (a) the occurrence of any Event of Default, (b) any change in the name or organizational structure of the Borrower, (c) any uninsured loss through fire, theft, liability or property damage exceeding $100,000.00, (d) any pending or threatened litigation affecting the Borrower or any Collateral involving an amount exceeding $100,000.00, (e) any event which could have a material adverse effect on the ability of the  Borrower to continue its business operations in the ordinary course, (f) any change in the Borrower's principal place of business, and (g) any change in the location of any Collateral.

5.10         Hazardous Materials.    Abide at all times by all applicable hazardous material laws, rules and regulations and immediately notify the Lender of any claim affecting any property owned, leased or occupied by the Borrower.

VI. Negative Covenants

For so long as the Total Loan Commitment or any of the Obligations remains outstanding, the Borrower will not, without the prior written consent of the Lender:

6.1           Merger, Consolidation, Sale of Stock or Assets.    Merge into or consolidate with any Legal Entity unless it is the surviving entity or the surviving entity assumes Borrower’s obligations hereunder, so long as the new entity meets Lender’s underwriting criteria; or sell, assign, transfer, or otherwise dispose of all or substantially all of the major assets of the Borrower, except in the ordinary course of its business.

6.2           Conflicting Agreements.    The Borrower will not enter into any agreement, any term or condition of which would, if complied with by Borrower, result in an Event of Default.

6.3           Pledge Security for any Obligation.    Borrower will not permit any asset pledged to Lender as Collateral to be pledged to any other lender or encumbered in any way, except for encumbrances arising pursuant to leases and related agreements commonly associated with the rental of the unit.

VII. The Lender's Rights on Default

7.1           Events of Default.    Each of the following events is an “Event of Default” under this Agreement:

(a)           The Borrower's failure to pay when due, or within 10 days thereafter, any sum payable to the Lender under the Loan Documents or under any other agreement or note between the Lender and the Borrower, whether now existing or hereafter executed;

(b)           The Borrower's failure to perform or observe any other obligation of the Borrower to the Lender under any Loan Document, which is not cured within 15 days following written notice from Lender or a default (after the expiration of any applicable notice or cure periods) by Borrower under any other agreement with Lender;

(c)           The material breach of any covenant herein unless expressly waived, in writing, by the Lender, which breach is not cured within 30 business days following written notice from Lender;

(d)           The dissolution or insolvency of the Borrower;

(e)           The commencement of any proceeding or the taking of any act by or against the Borrower for any relief under Bankruptcy that is not discharged within 60 days,

insolvency or similar laws for the protection of debtors, or for the appointment of a receiver of the business or assets of the Borrower or the Borrower's inability (or admission of inability) to pay its debts as they become due;

(f)            Any governmental authority having jurisdiction over the Borrower revokes any authorization or permit materially affecting the Borrower's ability to do business;

(g)           The Borrower defaults in the payment of any material debt of at least $100,000 owed by the Borrower to any person or entity other than the Lender, if such default permits the acceleration of such debt;

(h)           Any representation, warranty, or other information made or furnished by the Borrower in respect of the Credit Line is or shall be untrue or materially misleading;

(i)            Any Guarantor of this Agreement seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of Borrower’s obligations under this Agreement or any other loan with Lender;

(j)            any legal proceeding is instituted to enforce any lien against the Collateral including, but not limited to, construction or mechanics liens, levies, foreclosures, attachment, execution or distress and Borrower fails to have such process discharged or bonded within a period of 90 days from any attachment or similar writ levied upon any property of Borrower.

(k)           A final judgment (which alone or with other outstanding final judgments) is rendered against the Borrower in an aggregate amount of $100,000 or more, and each such judgment is not discharged or stayed pending appeal within 30 days after entry of such judgment or is not discharged within 30 days after the expiration of any such stay; or

(l)            Any third party obtains a court order enjoining or prohibiting the Borrower or the Lender from performing any of its respective obligations under the Loan Documents and such order is not discharged within 60 days after its issuance.

7.2           The Lender's Rights.    If an Event of Default shall occur and be continuing the Lender shall have, in addition to any and all other rights and  remedies, legal or equitable, available to the Lender under any and all of the Loan Documents or at law, the following additional rights and remedies:

(a)           The absolute right to deny to the Borrower any further Disbursement or extension of credit (the Lender's obligation to extend any further credit to the Borrower shall immediately terminate);

(b)           The right, at the option of the Lender, to declare, without notice, the entire principal amount and accrued interest of the Aggregate Loan Balance or extension of credit outstanding under this Agreement, plus any fees and charges reasonably incurred by the Lender under any of the Loan Documents, immediately due and payable;

(c)           The right, at the option of the Lender, to charge interest on any principal amount outstanding under this Agreement at the rate of the lesser of 12% per year or the highest lawful contract rate of interest permitted under applicable law;

(d)           The right to the ex parte appointment without bond of a receiver, without regard to the value of any Collateral or solvency of any party liable for payment, observance or performance of the Obligations and regardless of whether the Lender has any adequate remedy at law; and

(e)           Subject to all rights of tenants pursuant to any lease agreements and applicable laws, at any time upon the occurrence and during the continuation of any Event of Default, Lender shall also have the right to take immediate and exclusive possession of all Collateral or any part thereof, wherever it may be found, and also may enter any of the premises of Borrower with or without process of law, without force, wherever the said Collateral may be or supposed to be and take possession of, and remove, sell or dispose of, said Collateral, or any part thereof, at public auction or private sale. Lender reserves the right to bid and become the purchaser at any such sale. Borrower hereby specifically waives any right to judicial proceeding prior to Lender’s exercise of this right of “self-help” repossession.

VIII. Miscellaneous

8.1           Further Assurance.    From time to time within 5 business days after the Lender's demand, the Borrower will execute and deliver such additional documents and provide such additional information as may be reasonably requested by the Lender to carry out the intent of this Agreement.

8.2           Enforcement and Waiver by the Lender.    The Lender shall have the right at all times to enforce the provisions of the Loan Documents, as they may be amended from time to time, in strict accordance with their terms, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions,  strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

8.3           Expenses of the Lender.    The Borrower will, on demand, reimburse to the Lender all reasonable expenses, including reasonable attorneys' fees (including allocated costs of the Lender's in-house counsel), incurred by the Lender in connection with the administration, amendment, modification, workout, or enforcement of the Loan Documents and the collection or attempted collection of the indebtedness evidenced by the Loan Documents, whether or not legal proceedings are commenced.  Any costs incurred by Lender in the collection of any indebtedness under this Agreement and the enforcement of any obligations of Borrower to Lender, including the costs of repossession, reasonable attorney’s fees and other legal expenses, and reasonable costs of maintenance, possession and sale of the Collateral shall constitute a portion of Borrower’s obligation under this Agreement and the Note, shall bear interest from the date paid by Lender at the default rate of the lesser of 12% per annum or the highest lawful contract rate of interest permitted under applicable law and shall be secured by the Collateral.

8.4           Application of Funds.    Any funds received by the Lender from any source with respect to this Agreement shall be applied as follows: (i) first, to the payment of the reasonable and necessary expenses incurred by Lender in connection with the collection of amounts due hereunder; (ii) second, to the payment of interest accrued and unpaid on the Aggregate Loan Balance; and (iii) third, to the payment of the outstanding principal balance.

8.5           Commercial Purpose.    This Agreement, the Loan Documents and the Obligations have been executed and/or incurred for commercial and not consumer purposes and all advances, loans and/or other financial accommodations to Borrower shall be used exclusively in the Borrower’s business and for no other purpose.

8.6           Amendments.    No alteration or amendment to this Agreement shall be effective unless in writing and signed by both parties.

8.7           Choice of Law and Severability.    This Agreement shall be governed by the laws of the State of Michigan.  If any provision of this Agreement or its application is deemed invalid or unenforceable, the remainder of this Agreement will not be affected and will remain binding and enforceable.

8.8           Assignment and Participation.  Neither Borrower nor any Guarantor shall be entitled to assign any of their rights, remedies or obligations described in this Agreement and/or the Loan Documents without prior written consent from the Lender, which consent may be withheld in Lender’s sole and absolute discretion.  Lender shall be entitled to grant participation in or assign some or all of its rights and remedies described in this Agreement and/or the Loan Documents upon prior written notice to Borrower and any Guarantor.  Subject to the foregoing restrictions, this Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

8.9           Waiver of Jury Trial.    BORROWER, GUARANTOR, AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WRITTEN OR ORAL) OR ACTIONS OF ANY PARTY ARISING OUT OF OR RELATED IN ANY

MANNER WITH THE LOAN OR THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT ANY SUCH DOCUMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).  THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO AND ACCEPT THIS AGREEMENT.

8.10         Caption Headings.    Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

8.11         Entirety.    This Agreement and the Note embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

8.12         Notices.    Any notice, demand, request, consent, approval or other communication, which any party hereto may be required or may desire to give hereunder, shall be in writing (except where telephonic or electronic mail instructions or notices are expressly authorized herein to be given) and shall be deemed effective (a) if by hand delivery or facsimile transmission, on the day and time on which it was delivered to such party at the address specified below; (b) if by mail, on the third  business day (excluding Saturdays, Sundays and on those days which commercial Lenders in Tennessee are authorized or required by law to close) after the date upon which it is deposited, postage prepaid, in the United States, registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal Express, UPS, or other reputable express mail service, on the next day following the delivery to such express mail service, addressed to such party at the address set forth below:

Borrower:               Sun Home Services, Inc.
27777 Franklin Road
Suite 200
Southfield, Michigan 48034
Attention: Karen Dearing
Phone: 248-208-2500
Facsimile: 248-208-2641

Lender:                   21st Mortgage Corporation
Attn: President
P.O. Box 477
Knoxville, Tennessee 37902
Phone: 865.292.2120
Facsimile:865.523.6805

Guarantor:              Sun Communities, Inc.
27777 Franklin Road
Suite 200
Southfield, Michigan 48034
Attention: Karen Dearing
Phone: 248-208-2500
Facsimile: 248-208-2641

8.13         Power of Attorney.    Borrower hereby grants a Power of Attorney to Lender (which may be exercised by any agents or employees of Lender) under which Lender may sign any and all documents necessary in order to effectuate the purposes of this Agreement and/or to perfect any of its rights and interest in any of the Collateral pledged as security to this Agreement , including but not limited to any title documents, assignments of rent , trust receipts, chattel paper, financing statements and amendments thereto and may, in the execution thereof, endorse checks, money orders, cashiers checks or other forms of payment on behalf of Borrower, as attorney in fact for Borrower.

IN WITNESS WHEREOF, the corporate parties hereto have caused their corporate names to be hereunto signed by the proper officers thereunto duly authorized, and the undersigned individual has signed his/her name all as of the 10th day of May, 2010.

Sun Home Services, Inc., a Michigan corporation;

By:           /s/ Karen J Dearing
Print:        Karen J. Dearing
Its:           EVP, Secretary, Treasurer, CFO

21st Mortgage Corporation, a Delaware corporation;

By:           /s/ Tim Williams
Print:       Tim Williams
Its:           President

Sun Communities, Inc., a Maryland corporation, as Guarantor;

By:           /s/ Karen J Dearing
Print:        Karen J. Dearing
Its:           EVP, Secretary, Treasurer, CFO

Exhibit A
PROMISSORY NOTE

FOR VALUE RECEIVED, Sun Home Services, Inc., a Michigan corporation, (“Borrower”) does hereby promise to pay to the order of 21st Mortgage Corporation, a Delaware corporation, (“Lender”), its respective assigns or successors in interest, the lesser of the principal amount of Twenty Million Dollars ($20,000,000), or the aggregate unpaid principal amount of all disbursements made to Borrower by the Lender pursuant to the Convertible Secured Revolving Credit Line (the “Loan”) established for the benefit of Borrower pursuant to the terms and conditions of the Convertible Secured Revolving Credit Line Agreement of even date herewith entered into by Borrower and Lender (the “Loan Agreement”), together with interest thereon from and after the date of the first advance under the Loan Agreement at a rate of Prime plus Two Percent (2%) as in effect on the first business day of the month, with a minimum rate of 5.5% and a maximum rate of 9% prior to the Conversion Date, and thereafter at a fixed rate of 5.15% over the 5-year U.S. Treasury rate in effect on the Conversion date as set out in the Loan Agreement.  Interest shall be computed on the basis of a 360-day year and accrued and paid for the actual number of days elapsed in any period for which interest is payable.  Capitalized terms used but not defined in this Promissory Note shall have the meaning ascribed to such term in the Loan Agreement.

During the revolving line of credit period as contemplated in the Loan Agreement:

1.           Borrower hereby authorizes Lender to maintain a schedule of all Disbursements made to Borrower, all Secured Rental Units pledged as collateral to Lender, and all payments of principal and payments made with respect to such Disbursements which schedule shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all advances made hereunder, provided, however, that failure to document an advance or payment shall not limit or otherwise affect the obligations of Borrower under the Loan Agreement or this Note.

2.           Interest shall be due on the first (1st) day of each month, beginning with the first month following the first advance made to Borrower by Lender pursuant to the terms set out in the Loan Agreement.

3.           The Unit Balance of a Secured Rental Unit shall be paid off and released as Collateral as set forth in the Loan Agreement.

Following the Conversion Date the Note shall be due and payable as follows:

1.           Monthly installments of principal and interest amortized over a ten (10) year period and due and payable within a five (5) year period as set out in the Loan

Agreement shall be due and payable on the Aggregate Loan Balance, and shall begin on the 1st day of the first month following the Conversion Date.

2.           Borrower shall be required to pay to Lender the Unit Balance of certain Secured Rental Units as described in the Loan Agreement .  Lender shall reduce the Borrower’s monthly payment amount by the amount necessary to amortize the remaining unpaid Aggregate Loan Balance over the remaining term of loan.

3.           The entire principal amount outstanding and all accrued but unpaid interest and other charges shall be due and payable, without notice or demand, on May 1, 2020 as set out in the Loan Agreement.

Borrower may prepay this Note in whole or part at any time.  As long as no Event of Default has occurred and is continuing, any partial prepayment shall be applied as described in the Loan Agreement.  Should Borrower be required to make a Release Payment pursuant to Section 2.9 of the Loan Agreement, the payment shall be applied first to any accrued interest, then to any charges, if any, and then to the unpaid balance of that particular unit as determined by Lender.  No partial payment or the payoff of a particular unit as required under the Loan Agreement will delay or postpone the due date of any regularly scheduled payment (other than the reamortization as described above) or the occurrence of an Event of Default.

This Note is the Promissory Note referred to in the Loan Agreement of even date herewith.  Payment of this Note is entitled to the benefits of and is secured under the terms of the Loan Agreement, and other documents necessary to secure the Collateral as defined in the Loan Agreement.  In the event of default in the payment of any installment of this Note, or any part thereof, when due, or if any Event of Default occurs, then the entire unpaid principal balance hereof, together with all interest accrued thereon, shall at the option of the Lender, without notice, immediately become due and payable for all purposes, and Lender may exercise the remedies provided under the Loan Agreement and all other remedies otherwise available to it under applicable law.  The Loan Agreement, among other things, contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events, all upon the terms and conditions specified therein.

Borrower hereby waives its right to presentment, demand, notice of dishonor, protest and all rights of set-off or counterclaim, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.  The Note is binding upon the Borrower and anyone who succeeds to its interest in the Note.

The prompt and faithful performance of all of Borrower’s obligations hereunder, including without limitation time of payment, is of the essence of this Note.

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT

OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR INCONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WRITTEN OR ORAL) OR ACTIONS OF ANY PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT ANY SUCH DOCUMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).

Lender shall be entitled to exercise any right notwithstanding any prior existence, failure to exercise or delay in exercising any such right.

Any portion of this Note that does not comply with applicable law will not be effective if that law does not expressly or impliedly permit variations by agreement. If any part of this Note cannot be enforced according to its terms, that fact will not affect the balance of this Note.

This Note shall in all respect be governed by the laws of the State of Michigan.

Borrower does hereby agree to pay all costs of collection, including attorney’s fees, if this Note is not paid when due and the same is given to any attorney for collection, whether or not civil action is instituted.

To the extent there is any conflict between this Promissory Note and the terms and provisions of the Loan Agreement, the terms and provisions of the Loan Agreement shall control.

Sun Home Services, Inc., a Michigan corporation

                      By:           /s/ Karen J Dearing
                      Print:        Karen J. Dearing
                      Its:           EVP, Secretary, Treasurer, CFO

Exhibit B
Assignment of Rents and Leases

KNOW ALL MEN BY THESE PRESENT that Sun Home Services, Inc., a Michigan Corporation (Borrower) hereinafter called the "Assignor", in consideration of One Dollar paid by 21st Mortgage Corporation, a Delaware Corporation (Lender) hereinafter called the "Assignee", and other good and valuable consideration, hereby conveys, transfers and assigns unto the Assignee, its successors and assigns, all the rights, interest and privileges, which the Assignor, as Lessor has and may have in the home leases existing or hereafter made on the Collateral pledged in the accompanying Convertible Secured Revolving Credit Line Agreement (“Loan Agreement”) and Promissory Note of even date herewith (“Loan Documents”) as said leases may have been, or may from time to time be hereafter modified, extended and renewed (“Leases”), with all rents, income and profits due therefrom. For the avoidance of doubt, the term Leases does not include any leases for home sites. The Assignor will, on request of the Assignee, execute assignments of any future leases affecting any part of the Collateral pledged in the Loan Documents.  Capitalized terms used but not defined in this Promissory Note shall have the meaning ascribed to such term in the Loan Agreement.

This assignment is made as additional security for the payment of the indebtedness described in the Loan Documents (and all extensions or modification thereof) by Assignor to Assignee, encumbering the Collateral, and the acceptance of this assignment and the collection of rents or the payments under the Leases shall not constitute a waiver of any rights of the Assignee under the terms of said Loan Documents.  It is expressly understood and agreed by the parties hereto that unless an Event of Default has occurred and is continuing under the Loan Documents, Assignor shall have the right to collect said rents, income and profits from the aforementioned Leases and to retain and use the same.  Anything to the contrary notwithstanding, Assignor hereby assigns to Assignee any award made hereafter to it in any court procedure involving any of the Leases in any bankruptcy, insolvency, or reorganization proceeding in any state or Federal court and any and all payments made by lessees in lieu of rent. Assignor hereby appoints Assignee as its irrevocable attorney in fact to appear in any action and/or to collect any such award or payment.

Subject to the Master Landlord Waiver between Assignor and Assignee, and the Master Agency and Administrative Services Agreement among Assignor and the various owners of each manufactured home community, the Assignor, upon the occurrence and continuance of an Event of Default, hereby authorizes the Assignee, at its option, to enter and take possession of the premises on which the Collateral is or may be located to collect all or any rents accruing therefrom and said Leases, to let or re-let said premises or any part thereof, to cancel and to modify leases, evict tenants, bring or defend any suits in connection with the possession of said premises in its own name or Assignor's name, make repairs as Assignee deems appropriate, and perform such other acts in connection with the management of the Collateral as the Assignee, in its discretion, may deem proper.

The receipt by the Assignee of any rents, issues or profits pursuant to this instrument after any Event of Default by Assignor under the Loan Documents or the institution of legal proceedings under the Loan Documents shall not cure such default nor affect such proceedings or any sale pursuant thereto.

Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under any of the Leases, and the Assignor hereby agrees to indemnify the Assignee for, and to save it harmless from, any and all liability arising from any of the Leases or from this assignment, and this assignment shall not place responsibility for the control, care, management or repair of said premises on which the Collateral is or may be located upon the Assignee, or make the Assignee responsible or liable for any negligence in the management operation, upkeep, repair or control of said premises on which the Collateral is located resulting in loss or injury or death to any tenant, licensee, employee or stranger.

The Assignor covenants and represents that said Assignor has full right and title to assign the Leases and the rents, income and profits due or to becoming due thereunder, that the terms of the Leases have not been changed in any material manner from the form of lease terms submitted to the Assignee for approval, that no other assignment of interest therein has been made, that to Assignor’s knowledge there are no existing defaults under the provisions thereof, and that said Assignor will not hereafter cancel, surrender or terminate any of said leases, exercise any option which might lead to such termination or change, alter or modify them or consent to the release of any party liable thereunder or to the assignment of the leases' interest in them without the prior written consent of the Assignee, except in the ordinary course of Assignor’s business.

Upon the occurrence and continuance of an Event of Default by Assignor, Assignor hereby authorizes the Assignee to give notice in writing of this assignment to any tenant under any of the Leases.

Violation of any of the covenants, representations and provisions contained herein by the Assignor shall be deemed a default under the Loan Documents.

Any expenditure made by the Assignee in curing a default of any Lease on the Assignor's behalf, with interest thereon at the default rate under the Loan Documents, shall become part of the debt secured by the Loan Documents.

The full performance of Assignor under the Loan Documents and payment of all sums due under the Loan Documents by Assignor shall render this assignment void.

The net proceeds collected by the Assignee under the terms of this instrument shall be applied in reduction of the entire indebtedness from time to time outstanding and shall be applied as set forth in the Loan Documents.

This assignment applies to and binds the parties hereto and their respective heirs, administrators, executors, successors and assigns, as well as any subsequent owner of the Collateral described in the Loan Documents.

Sun Home Services, Inc., a Michigan corporation, as Assignor;

By:           /s/ Karen J Dearing
Print:        Karen J. Dearing
Its:           EVP, Secretary, Treasurer, CFO

21st Mortgage Corporation, a Delaware corporation, as Assignee;

By:           /s/ Tim Williams
Print:       Tim Williams
Its:           President

Pledge Agreement

As security for the prompt satisfaction, payment and performance of all of its obligations under the Loan Documents, Sun Home Services, Inc., a Michigan Corporation (“Borrower”) hereby pledges to 21st Mortgage Corporation, a Delaware corporation (“Lender”) all of its rights, title and interest to the following described Secured Rental Units as that term is defined in the Loan Documents.  This Exhibit C may be amended from time to time to modify the Secured Rental Units pledged by Borrower as required under the terms of the Loan Documents:

Serial #	Year	Size	Manufacturer	Borrower’s Net Book Value	Unit Balance

Sun Home Services, Inc., a Michigan corporation

By:           ________________________________
Name:      ________________________________
Its:           ________________________________

GUARANTY

TO:21ST MORTGAGE CORPORATION
620 MARKET ST., SUITE 100
KNOXVILLE, TN  37902

In consideration of your extension of credit to   Sun Home Services, Inc.   . , its successors and assigns (hereinafter called “principal debtor”), specifically under but not limited to the Convertible Secured Revolving Credit Line Agreement, whether now outstanding or made in the future, the undersigned guarantor hereby unconditionally guarantees payment of whatever sums said principal debtor shall at any time owe you or any company affiliated with you, whether heretofore or hereafter incurred, including interest, finance charges or service charges thereon, and including reasonable attorneys’ fees and all court costs incurred in collecting each sums; and you shall be under no obligation of due diligence to enforce any claims against the principal debtor or of otherwise exhausting any of your remedies against the principal debtor, any other obligor or any other guarantor, or of enforcing any rights against any collateral for said indebtedness prior to enforcing payment hereunder by the undersigned guarantor.

This guaranty is to take effect without notice of its acceptance, which notice is hereby waived, and is to be continuing guaranty in full force and effect until the effective date of a written notice of revocation delivered to you either personally or by Registered or Certified mail.  It is understood and agreed that the effective date of any revocation shall be 90 days after your receipt of such notice, and that such revocation shall not discharge the obligation of the undersigned guarantor with respect to indebtedness incurred by the principal debtor prior to said effective date of revocation.

You are hereby authorized to change the time and manner of payment of any indebtedness of said principal debtor; to take and make changes in notes, security or other obligations therefore to add or release additional guarantors; to obtain or release additional guaranties; to take such action as you deem advisable for the enforcement, collection, or compromising of any such indebtedness or any part thereof, or enforcing any security interest therefore; and to grant renewals or extensions of the time of payment of any such indebtedness, all without notifying or obtaining the consent of the undersigned guarantor or in any way affecting the consent of the undersigned guarantor under this guaranty.

Protest and demand upon the principal debtor, notice to the undersigned guarantor of defaults of the principal debtor, notice to the undersigned guarantor of your extension of credit from time to time to the principal debtor, and notice of the sale of any collateral are all hereby waived.

The undersigned guarantor hereby consent and agree that your books and records showing the account, obligations, and indebtedness of the principal debtor shall be admissible in evidence and shall be binding upon the undersigned guarantor for the purpose of establishing the items therein set for the, and shall constitute prima facie proof thereof. The undersigned guarantor hereby also agree to provide full and complete  financial information at such times as the Company may request.

The undersigned guarantor hereby subordinates any sums now or hereafter due to any or all of them from the principal debtor to the payment of any sums now or hereafter due you from the principal debtor.  The undersigned guarantor further assigns to you all sums due or to become due to any or all of them from the principal debtor to the extent of the aggregate obligations of the undersigned guarantor to you, and agrees toexecute any further instruments necessary to evidence such assignment.

This guaranty shall inure to the benefit of your successors and assigns and shall be binding upon the personal representatives, administrators, trustees, executors, heirs, legatees, successors and assigns of the undersigned guarantor.

The foregoing constitutes the complete guaranty agreement, there being no other representations or warranties made, and such guaranty cannot be altered, changed or amended in any way except by an instrument in writing signed by your duly authorized officer.

The undersigned agrees that if a dispute between you and the principal debtor is being arbitrated, the responsibility of Guarantor will be included in the same arbitration, subject to the same rules and procedures governing the arbitration between you and the principal debtor.

BY AFFIXING SIGNATURE HERETO, THIS CERTIFIES THAT THE UNDERSIGNED HAS READ THIS GUARANTY AGREEMENT IN ITS ENTIRETY AND EXECUTES IT FOR THE CONSIDERATION THEREIN EXPRESSED.

Dated at 27777 Franklin Rd, Suite 200 Southfield, MI 48034
this 7th day of  May , 2010.

Witness:                                                                                     Guarantor:
Signature	/s/ Debra Wiltfang	Company Name	Sun Communities, Inc.
Print name	Debra Wiltfang	Signature	/s/ Karen J. Dearing

Address	27777 Franklin Rd. Suite 200	Title	EVP, Secretary, Treasurer, CFO
Southfield, MI 48034

CERTIFIED COPY OF BOARD OF DIRECTORS RESOLUTIONS
(Guarantor)

                  The undersigned hereby certifies that the undersigned is the duly elected and acting Secretary or Assistant Secretary of _Sun Communities, Inc._, a ___Maryland___ corporation  (the "Corporation") and that the following resolutions were passed at a meeting of the Board of Directors of said Corporation held on April 28, 2010 duly called, a quorum being present, and that said resolutions have not since been revoked or amended:

"WHEREAS, __Sun Home Services, Inc._("Debtor") desires to from time to time borrow money from  21st Mortgage Corporation  or one of its affiliates ("21st ") in the furtherance of its business; and

WHEREAS, 21st is, under certain terms and conditions, agreeable to lending such money to Debtor, one of said conditions being that this Corporation unconditionally and absolutely jointly and severally, guarantee the full, faithful and prompt performance, payment, and discharge by Debtor of all of its obligations from time to time outstanding to 21st in connection with or arising out of such borrowings and other financial accommodations from 21st and the directors of this Corporation have examined and approved the form of Guaranty ("Guaranty") 21st wants this Corporation to sign.

NOW THEREFORE, BE IT RESOLVED, that in the judgment of this Board of Directors, this Corporation has an interest in the business and financial affairs of Debtor and it will be in the best interest of, in furtherance of, and necessary to the business and corporate purposes of and to the pecuniary advantage of this Corporation that Debtor be able to borrow money or otherwise receive extensions of credit from time to time from 21st.

RESOLVED, that the President, Treasurer, Secretary or any Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary of this Corporation, or their duly elected or appointed successor in office, by and each hereby is authorized and empowered (either alone or in conjunction with any one or more of such officers of this Corporation) in the name and on behalf of this Corporation to unconditionally and absolutely jointly and severally guarantee to 21st the full, faithful and prompt performance, payment and discharge by Debtor of all of its present and future obligations to 21st in connection with or arising out of the borrowing of money from 21st from time to time by executing and delivering to 21st the Guaranty with such changes therein as 21st  may  require and as such officer executing the Guaranty may deem advisable, and to make, execute and deliver all instruments and agreements deemed necessary or proper by 21st  and to affix the seal of this Corporation to any instruments or agreements if so required or requested by 21st .

RESOLVED, that the Guaranty and any other instruments, agreements or documents executed pursuant to these resolutions by any officer of this Corporation may be in such form and contain such terms, provisions, representations and warranties as they shall in their sole discretion determine.

RESOLVED, that all acts and deeds heretofore done by any of such officers of this Corporation for and on behalf of this Corporation in entering into, executing, acknowledging or attesting the Guaranty, or any other instruments, agreements or documents, or in carrying out the terms and intentions of these resolutions are hereby ratified, approved and confirmed.

            RESOLVED, that the secretary or any other officer of this Corporation shall file with 21st a certified copy of these resolutions and a list of the names of the officers of this Corporation, and of any changes in such officers, and 21st shall be entitled to conclusively assume that these resolutions remain in full force and effect and that all persons so named as officers of this Corporation are and continue to be such officers, except and until, 21st shall be otherwise notified in writing by the Secretary or any other officer of this Corporation."

               I do further certify that the following are officers of this Corporation:

President   Gary A. Shiffman                                                            Secretary   Karen J. Dearing

Vice President   Jonathan Colman                                                   Treasurer   Karen J. Dearing

I do further certify that this Corporation is in good standing in all jurisdictions in which it is required to be qualified to do business and that the execution of the Guaranty is not in violation of the charter, by-laws or agreements of this Corporation.

WITNESS my hand and the seal of this corporation on this _______7th_________ day of _________May__________, 2010.

 (Corporate Seal)
   /s/ Karen J Dearing

Secretary (of Sun Communities, Inc.)